EXHIBIT 21

Entity Name	Place of Incorporation
Tyson Foods, Inc.	Delaware (1986)
Subsidiaries 100% owned unless otherwise noted
WBA Analytical Laboratories, Inc. (formerly known as FPPCI Acquisition, Inc.)	Delaware (2008)
Global Employment Services, Inc.	Delaware (1993)
National Comp Care Inc.	Delaware (1995)
Oaklawn Capital Corporation	Delaware (1995)
The Pork Group, Inc.	Delaware (1998)
TyNet Corporation	Delaware (1995)
Tyson Breeders, Inc.	Delaware (1971)
Tyson International Company, Ltd.	Bermuda (1993)
Tyson Mexican Original, Inc.	Delaware (1998)
Tyson Pet Products, Inc.	Delaware (2005)
Tyson Poultry, Inc.	Delaware (1998)
Tyson Sales and Distribution, Inc.	Delaware (1998)
Tyson Shared Services, Inc.	Delaware (1998)
Tyson (Shanghai) Enterprise Management Consulting Co., Ltd	China (2011)
Southwest Products, LLC	Delaware (2013)

Tyson Chicken, Inc. (Subsidiary of Tyson Foods, Inc.)	Delaware (1997)
Hudson Midwest Foods, Inc.	Nebraska (1996)

Tyson Farms, Inc. (Subsidiary of Tyson Foods, Inc.)	North Carolina (1968)
Central Industries, Inc.	Mississippi (1964)

Tyson Fresh Meats, Inc. (Subsidiary of Tyson Foods, Inc.)	Delaware (2000)
Tyson Processing Services, Inc.	Delaware (1997)
The IBP Foods Co.	Delaware (1999)
Tyson Hog Markets, Inc.	Delaware (1972)
IBP Caribbean, Inc.	Cayman Islands (1997)
IBP Redevelopment Corporation	Missouri (2000)
Tyson Service Center Corp.	Delaware (1979)
Tyson of Wisconsin, LLC	Delaware (1989)
Madison Foods, Inc.	Delaware (1998)
PBX, inc.	Delaware (1974)
Rural Energy Systems, Inc.	Delaware (1984)
Texas Transfer, Inc.	Texas (1987)

Tyson International Service Center, Inc. (Subsidiary of Tyson Fresh Meats, Inc.)	Delaware (1973)
Tyson International Service Center, Inc. Asia	Delaware (1985)
Tyson International Service Center, Inc. Europe	Delaware (1985)

IBP Foodservice, L.L.C. (78% owned by Tyson Fresh Meats, Inc.; 22% owned by IBP Caribbean, Inc.)	Delaware (1997)

Foodbrands America, Inc. (Subsidiary of IBP Foodservice, LLC)	Delaware (1994)
The Bruss Company	Illinois (1956)
CBFA Management Corp.	Delaware (1998)
Foodbrands Supply Chain Services, Inc.	Delaware (1992)
Wilton Foods, Inc.	New York (1964)
Zemco Industries, Inc.	Delaware (1969)

Tyson Deli, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware (2003)
Tyson Prepared Foods, Inc.	Delaware (2003)

Tyson Refrigerated Processed Meats, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware (2003)
Carolina Brand Foods, LLC	North Carolina (2000)

DFG Foods, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware (1998)
DFG Foods, LLC	Oklahoma (1998)

New Canada Holdings, Inc. (87.52% owned by Tyson Fresh Meats, Inc.; 12.48% owned by Cobb-Vantress, Inc.)	Delaware (2007)

Tyson China Holding 3 Limited (Subsidiary of New Canada Holdings, Inc.)	Hong Kong (2009)
Tyson Foods Huadong Development Co., Ltd.	China (2013)
Hubei Tongxing Cobb Breeding Company, Ltd.	China (2013)
Haimen Tyson Poultry Development Co., Ltd.	China (2008)
Jiangsu Tyson Foods Co., Ltd.	China (2008)

Tyson International Holding Company (Subsidiary of New Canada Holdings, Inc.)	Delaware (1994)
Oaklawn Sales Ltd.	British Virgin Islands (1995)
Tyson India Holdings, Ltd.	Republic of Mauritius (2008)
Tyson China Holding 2 Limited	Hong Kong (2009)

Tyson China Holding Limited (Subsidiary of Tyson International Holding Company)	Hong Kong (2008)
Rizhao Tyson Poultry Company, Ltd.	China (2009)
Rizhao Tyson Feed Co., Ltd.	China (2013
Rizhao Tyson Foods Co., Ltd.	China (2013)

Tyson International Holdings Sárl (Subsidiary of New Canada Holdings, Inc.)	Luxembourg (2003)

Tyson Global Holding Sárl (Subsidiary of Tyson International Holdings Sárl)	Luxembourg (2009)
Tyson Delaware Holdings, LLC	Delaware (2003)
Tyson Americas Holding Sárl	Luxembourg (2009)

Tyson International Holding S.C.A. (.1% owned by Tyson Americas Holding Sárl; 99.9% owned by Tyson Global Holding Sárl)	Luxembourg (2003)
Cobb-Vantress Brasil Ltda.	Brazil (1995)
Hybro Genetics Brasil Ltda.	Brazil (2005)
Tyson Do Brasil Alimentos Ltda.	Brazil (1975)
Tyson Brasil Agroindustrial Exportadora I LTDA	Brazil (2008)
Tyson Brasil Agroindustiral Exportadora III LTDA	Brazil (2008)

Tyson Europe B.V. (Subsidiary of Tyson International Holding S.C.A.	The Netherlands (2013)
Tyson Dutch 1 B.V.	The Netherlands (2013)
Tyson Dutch 2 B.V.	The Netherlands (2013)
Tyson Dutch 3 B.V.	The Netherlands (2013)
Tyson Dutch 4 B.V.	The Netherlands (2013)

IBP Finance Company of Canada (Subsidiary of Tyson Americas Holding Sárl)	Nova Scotia, Canada (1997)

Alberta Farm Industries ULC (Subsidiary of IBP Finance Company of Canada)	Alberta, Canada (1994)
Tyson Canada Finance LP	New Brunswick, Canada (2003)
Provemex Holdings, LLC	Delaware (2005)
1385606 Alberta ULC	Alberta, Canada (2008)

Cobb Europe B.V. (Subsidiary of Alberta Farm Industries ULC)	The Netherlands (1994)
Avex S.A. (34% owned by Cobb Europe B.V.)	Peru (2006)
Fortune G-P Farms Limited (33% owned by Cobb Europe B.V.)	Sri Lanka (2004)

Cobb Europe Limited (Subsidiary of Alberta Farm Industries ULC)	England and Whales (1974)
Cobb France Eurl	France (1990)
OOO Broiler Budeshego (Broiler of the Future, LLC) (18.56% owned by Cobb Europe Limited)	Russia (2004)

JOINT VENTURES/PARTNERSHIPS
Cobb Ana Damizlik Tavukculuk Sanayi Ve Ticaret Limited Sirketi	Turkey (2012)
Dorada Poultry LLC	Oklahoma (2010)
Dynamic Fuels, LLC	Delaware (2007)
Godrej Tyson Foods Limited	India (2008)
Nacrail, LLC	Delaware (2001)
Professor Connor's, Inc.	Delaware (2004)
Shandong Tyson-Da Long Food Company Limited	China (2001)

Mexico Poultry Operations
Tyson Operaciones, S. de R.L. de C.V.	Mexico (1974)
Tyson Alimentos, S. de R.L de C.V.	Mexico (1992)
Tyson de Mexico, S. de R.L. de C.V.	Mexico (2011)

Cobb-Vantress, Inc.
Cobb-Vantress, Inc. (Subsidiary of Tyson Foods, Inc.)	Delaware (1986)
Cobb Asia (Thailand) Limited	Thailand (2011)
Cobb Caribe, S.A. (20.39% owned by Cobb-Vantress, Inc.)	Dominican Republic (2001)
Cobb Espanola SA (50% owned by Cobb-Vantress, Inc.)	Spain (1969)
Gen Ave S.A. (13.78% owned by Cobb-Vantress, Inc.)	Argentina (1982)
Matsusaka Farm Co., Ltd. (10% owned by Cobb-Vantress, Inc.)	Japan (1967)
Progenitores Avicolas, C.A. (19.47% owned by Cobb-Vantress, Inc.)	Venezuela (1967)
Venco Research and Breeding Farm Limited (40% owned by Cobb-Vantress, Inc.)	India (1980)
Reproductores Cobb S.A. (20% owned by Cobb-Vantress, Inc.)	Argentina (1999)

Cobb-Vantress Philippines, Inc. (99.99% owned by Cobb-Vantress, Inc.; .01% owned by 7 individuals)	Philippines (2003)
C.V. Holdings, Inc.	Philippines (2003)